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                                                                   EXHIBIT 10.29

                  FIRST AMENDMENT TO STOCK REDEMPTION AGREEMENT

         This is the First Amendment to the Stock Redemption Agreement dated September 10, 2003, by and among MERITAGE HOSPITALITY GROUP INC., a Michigan corporation whose address is 1971 East Beltline Ave., N.E., Suite 200, Grand Rapids, Michigan 49525 ("MERITAGE"), and ROBERT E. RILEY ("RILEY") and PAULA R. RILEY, husband and wife, whose address is 6752 Turnberry Dr., S.E., Grand Rapids, Michigan 49546 (collectively "THE RILEY'S").

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following amendments to the Stock Redemption Agreement dated September 10, 2003:

         1. Paragraph 8 is amended such that the "PRIVATE PLACEMENT" as defined therein now includes the revised placement as more fully described in Supplement No. 1 to Private Placement Memorandum of Meritage Hospitality Group Inc. attached hereto as Exhibit A. Accordingly, any reference to a closing on the sale of units under the Private Placement shall now include the sale of units, Series B Convertible Preferred Shares, or a combination of both.

         2. All remaining terms and conditions of the Stock Redemption Agreement shall remain in full force and effect.

         This First Amendment has been executed and delivered on behalf of Meritage and the Riley's to be effective on the date set forth below.

MERITAGE HOSPITALITY GROUP INC.

_________________________________
James R. Saalfeld, Vice President
12-19-03

_________________________________                _______________________________
Robert E. Riley                                  Paula R. Riley
12-19-03                                         12-19-03

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